CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

                                OF

                  INLAND MINERAL RESOURCES CORP.
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                     CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

                                OF

                  INLAND MINERAL RESOURCES CORP.

                           * * * * * *

          Adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                           * * * * * *

          We, GUSTAVE GOLDMANN, Executive Vice-President and WILLIAM E. ASCHERMAN, Secretary of INLAND MINERAL RESOURCES CORP., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

          FIRST: That on the 7th day of December, 1955, the written consent of all of the Stockholders entitled to vote of INLAND MINERAL RESOURCES CORP. was given, in accordance with Section 228 of the General Corporation Law of the State of Delaware, to the proposed amendment to the Certificate of Incorporation.

          SECOND: That the following is a true and correct copy of the amended Article Fourth of the Certificate of Incorporation as consented to in writing by all of the stockholders as aforesaid:

               "FOURTH: The total number of shares of stock which the corporation is authorized to issue is two million (2,000,000), and the par value of each of such shares is one cent ($.01).

               Unless otherwise determined by the Board of Directors, no holder of stock of any class of the corporation shall, as such holder, have any preemptive right to subscribe for or to purchase
          (a) any stock of any class now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not eh same shall be exchangeable for any stock of the corporation of any class, or (b) any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or shall appertain any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized; and any such stock, warrants, options or other obligations may be offered for sale, sold and issued by the Board of Directors to any persons, firms, corporations or others upon such terms as the directors in their absolute discretion may deem advisable."

          THIRD: That such amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, WE, GUSTAVE GOLDMANN, Executive Vice-President, and WILLIAM E. ASCHERMAN, Secretary of INLAND MINERAL RESOURCES CORP., have signed this certificate and caused the corporate seal of the corporaiton to be hereunto affixed this 8th day of December 1955.

                         /s/Gustave Goldmann
                         Executive Vice-President

                         /s/William E. Ascherman
                         Secretary
STATE OF NEW YORK     )
                      )  SS.:
COUNTY OF NEW YORK    )

     BE IT REMEMBERED, that on this 8th day of December, 1955, personally came before me, Robert Barko, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgments or proofs of deeds, GUSTAVE GOLDMANN, Executive Vice-President of INLAND MINERAL RESOURCES COPR., a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to be such, and he the said GUSTAVE GOLDMANN as such Executive Vice-President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and made on behalf of said corporation; that the signatures of said Executive Vice-President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Executive Vice-President and of the Secretary is the common or corporate seal of said corporation, and that his act of sealing, executing, acknowledging and delivering the said certificate was duly authorized by the directors and with the written consent of the holders of record of all the shares of said corporation entitled to vote on an amendment to the certificate of incorporation of the corporation, at the time outstanding.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                              /s/Robert Barko